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                                                                     Exhibit 5.1











April 1, 1998




Springs Industries, Inc.
205 North White Street
Fort Mill, SC   29715

Re:  Opinion of Counsel

This opinion is furnished in connection with the registration by Springs Industries, Inc. (the "Company") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), of 1,250,000 shares of Class A Common Stock, $0.25 par value (the "Shares"), which are to be offered by the Company through its 1991 Incentive Stock Plan, as amended.

As General Counsel of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the law and pertinent documents, that the Shares, when issued pursuant to the Plan, will be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an Exhibit to the Registration Statement with respect to the Shares under the 1933 Act.

Sincerely yours,




C. Powers Dorsett